Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Second Quarter 2008 Results

August 11, 2008, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced second quarter 2008 net sales of $341.3 million, a 12.6% decrease from the $390.7 million for  the same period in 2007.  For the first half of 2008, net sales were $597.7 million or 11.6% lower than the $676.0 million of net sales for the first half of 2007.
Adjusted EBITDA for the second quarter of 2008 was $40.4 million compared to $65.6 million for the second quarter of 2007.  Adjusted EBITDA for the first half of 2008 was $45.4 million compared to $84.4 million for the first half of 2007.
Excluding $17.9 million of after tax financing costs, classified as interest expense in our consolidated statement of operations, our net loss for the second quarter and first half of 2008 was $1.6 million and $23.4 million respectively as compared to net income of $17.3 million and $6.4 million for the second quarter and first half of 2007 respectively.
Gary E. Robinette, President and CEO, said “Ply Gem's second quarter and first half of 2008 sales and EBITDA performance reflects the challenging market conditions that continue to exist in the housing markets today, but were in line with our expectations.  Although our first half 2008 financial performance was negatively impacted by lower sales volume due to market demand and increasing raw material and freight costs, we were able to partially offset these negative factors through market share gains, as well as selling price increases that we implemented in response to the market wide increases in raw material and freight costs.  Additionally, we continue to benefit from synergies across our business and have implemented a number of expense reduction measures in response to what is expected to be a prolonged downturn in the housing market.”

Shawn K. Poe, Vice President and Chief Financial Officer, said "On June 9th of 2008, Ply Gem successfully completed a $700 million bond offering and concurrently entered into an asset based revolving credit agreement (“ABL”) which we expect to increase from the current $135 million to $150 million.  We used the proceeds from our bond offering, together with initial borrowings under our new ABL revolver to repay all outstanding indebtedness under our previous senior secured bank facility.  With the bond offering and ABL credit facility financing completed, we believe Ply Gem has the financial structure in place that provides us significant liquidity to manage our business through this current cycle and emerge as one of the true winners in the building products industry.”
Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products.  The company sells a broad range of vinyl siding, vinyl, aluminum, wood and clad windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence and railing products.  Ply Gem is a wholly-owned subsidiary of Ply Gem Holdings, Inc.  For more information, please visit the Company’s website at www.plygem.com.
Ply Gem management will host a conference call on August 11, 2008 at 11:00 a.m. EST to report second quarter results.  To participate please call 866-700-6293 and use call confirmation number 51847383.
Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
	June 28,	June 30,
	2008	2007
	(Amounts in thousands)

Net sales	$341,280	$390,695
Costs and expenses:
Cost of products sold	271,093	292,896
Selling, general and administrative expense	44,402	41,897
Amortization of intangible assets	4,912	4,302
Total costs and expenses	320,407	339,095
Operating earnings	20,873	51,600
Foreign currency gain	56	1,992
Interest expense	(51,065)	(25,823)
Interest income	107	245
Income (loss) before provision for income taxes	(30,029)	28,014
Provision for income taxes	(10,536)	10,744
Net income (loss)	$(19,493)	$17,270

	For the six months ended
	June 28,	June 30,
	2008	2007
	(Amounts in thousands)

Net sales	$597,653	$675,969
Costs and expenses:
Cost of products sold	495,359	530,980
Selling, general and administrative expense	85,879	79,294
Amortization of intangible assets	9,826	8,936
Total costs and expenses	591,064	619,210
Operating earnings	6,589	56,759
Foreign currency gain (loss)	(495)	2,208
Interest expense	(74,139)	(51,089)
Interest income	310	822
Income (loss) before provision for income taxes	(67,735)	8,700
Provision (benefit) for income taxes	(26,400)	2,294
Net income (loss)	$(41,335)	$6,406

The accompanying notes are an integral part of this unaudited condensed consolidated statement of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the period from January 1, 2008 through June 28, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008.
The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2007 audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited condensed consolidated financial statements of Ply Gem Holdings, Inc. as of June 28, 2008, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.    Adjusted EBITDA means net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, third-party charges associated with business combination financing costs (“other expense”), restructuring and integration costs associated with acquisitions, and cumulative effect of accounting changes.  Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP.  You are cautioned not to place undue reliance on Adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	June 28, 2008	June 30, 2007
Net loss	$(19,493)	$17,270
Interest expense, net	50,958	25,578
Provision (benefit) for income taxes	(10,536)	10,744
Depreciation and amortization	14,654	12,314
Non Cash (gain)/loss on currency transaction	(56)	(1,992)
Restructuring/Integration Expense	4,919	1,647
Adjusted EBITDA	$40,446	$65,561

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the six months ended
	June 28, 2008	June 30, 2007
Net loss	$(41,335)	$6,406
Interest expense, net	73,829	50,267
Provision (benefit) for income taxes	(26,400)	2,294
Depreciation and amortization	30,680	25,552
Non Cash (gain)/loss on currency transaction	495	(2,208)
Restructuring/Integration Expense	8,117	2,092
Adjusted EBITDA	$45,386	$84,403

3.	Long-term debt amounts in the selected balance sheets at June 28, 2008 and December 31, 2007 consisted of the following:

	June 28, 2008	December 31, 2007
	(Amounts in thousands)

Senior term loan facility	$-	$677,910
Asset based lending revolving facility	40,000	-
Senior subordinated notes due 2012 net of unamortized premium of $163 and $186	360,163	360,186
Senior secured notes due 2013 net of unamortized discount of $6,434	693,566	-
	1,093,729	1,038,096
Less current maturities	-	6,873
	$1,093,729	$1,031,223

4.	The following is a summary of selected balance sheet amounts at June 28, 2008 and December 31, 2007:

	June 28, 2008	December 31, 2007
	(Amounts in thousands)

Cash and cash equivalents	$61,480	$65,207
Accounts receivable, less allowances	176,362	111,653
Inventories	124,624	128,282
Prepaid expenses and other current assets	21,016	16,462
Property and equipment, net	181,031	198,996
Goodwill	835,967	835,820
Intangible assets, net	203,431	213,257
Accounts payable	127,286	96,256
Current maturities of long-term debt	-	6,873
Long-term debt, less current maturities	1,093,729	1,031,223
Stockholder's Equity	226,847	239,544